                      POWER OF ATTORNEY

     The   undersigned   (the  "Reporting  Person")   hereby
constitutes and appoints each of Gaither M. Keener, Jr., Ben
Adams, and  Sandra  Felton, or any one of them signing singly, and with  full power of substitution, as the Reporting Person's true and lawful attorney-in-fact to:

      (1)   prepare, execute in the Reporting Person's  name
and  on  the  Reporting Person's behalf, and submit  to  the
United States Securities and Exchange Commission (the "SEC")
a  Form  ID,  including amendments thereto,  and  any  other documents  necessary  or appropriate  to  obtain  codes  and
passwords   enabling  the  undersigned  to  make  electronic
filings with the SEC of reports required by Section 16(a) of the  Securities Exchange Act of 1934 (the "1934 Act") or any
rule or regulation of the SEC;

     (2)  execute for and on behalf of the Reporting Person,
in   the  Reporting  Person's  capacity  as  an  individual,
officer, director and/or owner of shares of common stock  of
Lowe's Companies, Inc. (the "Company"), Forms 3, 4 and 5  in
accordance with Section 16(a) of the 1934 Act and the  rules thereunder;

     (3)   do and perform any and all acts for and on behalf
of  the Reporting Person which may be necessary or desirable to  complete  and execute any such Form 3, 4 or 5,  complete and  execute any amendment or amendments thereto,  and  file such  form  or amendment thereto with the SEC and any  stock exchange or similar authority; and

     (4)   take  any other action of any type whatsoever  in
connection with the foregoing which, in the opinion of  such attorney-in-fact, may be of benefit to, in the best interest of,  or legally required by, the Reporting Person, it  being understood  that the documents executed by such attorney-in-
fact  on  behalf  of the Reporting Person pursuant  to  this
Power  of  Attorney shall be in such form and shall  contain such  terms  and  conditions  as such  attorney-in-fact  may approve in such attorney-in-fact's discretion.

     The  Reporting Person grants to each such  attorney-in-
fact  full  power  and authority to do and perform  any  and every  act  and  thing whatsoever requisite,  necessary,  or proper  to be done in the exercise of any of the rights  and powers  herein granted, as fully to all intents and purposes as  the  Reporting  Person might or could do  if  personally present,  with  full  power of substitution  or  revocation, hereby  ratifying and confirming all that such  attorney-in-
fact,  or such attorney-in-fact's substitute or substitutes, shall  lawfully  do or cause to be done by  virtue  of  this
Power  of Attorney and the rights and powers herein granted.
The   Reporting  Person  acknowledges  that  the   foregoing
attorneys-in-fact,  in  serving  in  such  capacity  at  the request  of the Reporting Person, are not assuming,  nor  is
the   Company  assuming,  any  of  the  Reporting   Person's
responsibilities to comply with Section 16 of the 1934 Act.

     This  Power of Attorney shall remain in full force  and
effect  until the Reporting Person is no longer required  to file Forms 3, 4 and 5 with respect to the Reporting Person's holdings  of  and transactions in securities issued  by  the
Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the foregoing attorneys-in-fact.

     IN  WITNESS  WHEREOF, the Reporting Person  has  caused
this Power of Attorney to be executed on February 2, 2011.

                         /s/ Robert J. Gfeller, Jr.